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                                                                    EXHIBIT 23.1

KPMG LLP
Chartered Accountants

2000 McGill College Avenue                              Telephone (514) 840-2100
Suite 1900                                                Telefax (514) 840-2187
Montreal (Quebec) H3A 3H8                                            www.kpmg.ca

                  REPORT AND CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The Board of Directors
Videotron Ltee
300 Viger Avenue East
Montreal, Quebec, Canada
H2X 3W4

The audits referred to in our report dated January 28, 2004, except as to note 23 which is as of November 15, 2004, included the related financial statement schedule as at and for each of the years in the three-year period ended December 31, 2003, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our auditors' report dated January 28, 2004, except as to note 23, which is as of November 15, 2004, on the consolidated balance sheets of Videotron Ltee and its subsidiaries as at December 31, 2002 and 2003, and the consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003 included herein. We consent to the use of our auditors' report dated January 22, 2004 on the balance sheets of Videotron Telecom Ltd. as at December 31, 2002 and 2003, and the statements of operations and deficit and cash flows for each of the years in the two-year period ended December 31, 2003 included herein and to the reference to our firm under the heading "Independent Auditors" and "Selected Consolidated Financial and Operating Data" in the Prospectus.

/s/ KPMG LLP
Montreal, Canada
December 6, 2004

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